UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

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☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-12

Lexaria Bioscience Corp.
Name of the Registrant as Specified In Its Charter

N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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LEXARIA BIOSCIENCE CORP.

100 – 740 McCurdy Road

Kelowna, BC, Canada V1X 2P7

NOTICE OF ANNUAL AND SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD ON JUNE 23, 2020

NOTICE IS HEREBY GIVEN that Lexaria Bioscience Corp., a Nevada corporation (“Lexaria”, “Company”, "we", "us", or "our"), will hold an annual and special meeting of shareholders (the "Meeting") via Event Conferencing whereby the Chief Executive Officer of the Company will conduct the formal business of the meeting from the Company’s head office located at Unit 100 – 740 McCurdy Road, Kelowna, BC, Canada, V1X 2P7, at 1:00 p.m., local time, on Tuesday, June 23, 2020 for the following purposes:

1.	to elect John Docherty, Christopher Bunka, William (Ted) McKechnie, Nicholas Baxter and Brian Quigley as Directors to serve our Company for the ensuing year or until their successors are elected;

2.	to ratify the appointment of Davidson & Company LLP as our independent registered public accounting firm for the fiscal year ending August 31, 2020 and to allow Directors to set the remuneration;

3.	to approve a reverse stock split of the Company’s issued and outstanding common stock, but not of its authorized share capital, on the basis of a ratio range from 1-for-2 to 1-for-30, to be determined, at the discretion of the board of directors, for the purposes of meeting or exceeding the NASDAQ, NYSE AMEX or other senior US stock exchange (in either case the “Senior Exchange”) listing requirements for a $4.00 initial bid price, or to not be effected at all as determined by the board of directors;

4.	to approve, subject to the Company seeking a Senior Exchange listing, an amendment to the Company’s Bylaws to increase the quorum needed to hold a meeting of shareholders from 10% of the issued and outstanding voting common stock of the Company to 33 1/3% of the issued and outstanding voting common stock of the Company;

5.	to ratify and approve all acts of the directors, lawfully made, since the last shareholders’ meeting;

6.	to transact such other business as may properly come before the Meeting or any adjournment of postponement thereof.

Our Board of Directors has fixed the close of business on May 13, 2020 as the record date (the “Record Date”) for the determination of the shareholders entitled to notice of, and to vote at, the Meeting or any adjournment thereof. Only the shareholders of record on the Record Date are entitled to vote at the Meeting.

Whether or not you plan on participating in the Meeting via Event Conferencing, we ask that you vote by proxy by following instructions provided in your proxy card as promptly as possible. If your shares are held of record by a broker, bank, or other nominee, please follow the voting instruction sent to you by your broker, bank, or other nominee in order to vote your shares.

Unfortunately Event Conferencing attendees will not be able to vote for or against the proposals at the Meeting so please ensure that you have completed and delivered your proxy or that you have instructed your broker, bank or other nominee to do so on your behalf.

Sincerely,

By Order of the Board of Directors

Per: Christopher Bunka
        Christopher Bunka
        Chief Executive Officer

Date:       May 13, 2020

i

ii

LEXARIA BIOSCIENCE CORP.

100 – 740 McCurdy Road

Kelowna, BC, Canada V1X 2P7

Telephone: (250) 765-6424

PROXY STATEMENT

ANNUAL AND SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD ON JUNE 23, 2020

QUESTIONS AND ANSWERS ABOUT THE MEETING OF SHAREHOLDERS

Why am I receiving these materials?

The Board of Directors of Lexaria Bioscience Corp. (“Lexaria”, “we”, “us” or “our”) is soliciting proxies for use at the Annual and Special Meeting of Shareholders to be held via Event Conferencing by way of calling: for Toronto residents (416) 764-8658; and for all others 1-888-886-7786, at 1:00 p.m., local time, on Tuesday, June 23, 2020 or at any adjournment of the Annual and Special Meeting (the "Meeting").

What is included in these materials?

These materials include:

•	the notice of Meeting of Shareholders;
•	this definitive proxy statement for the Meeting of Shareholders;
•	the proxy card; and
•	our Annual Report on Form 10-K for the year ended August 31, 2019 as filed with the Securities and Exchange Commission on November 14, 2019.

And such documents are expected to be delivered to Lexaria’s shareholders on or about May 25, 2020.

Important Notice Regarding the Availability of Proxy Materials
for the Meeting to be Held on June 23, 2020

The above materials are also available at www.lexariabioscience.com.

The Annual Report on Form 10-K accompanies this proxy statement, but do not constitute a part of the proxy soliciting material. Lexaria undertakes to provide a copy of the Annual Report, without change, to any shareholder who requests a copy of same by emailing our Non-Executive Vice-President, Kristin Hamilton at khamilton@lexariabioscience.com.

What items will be voted at the Meeting?

Our shareholders will vote:

1.	to elect John Docherty, Christopher Bunka, Ted McKechnie, Nicholas Baxter and Brian Quigley as Directors to serve our Company for the ensuing year and until their successors are elected;

2.	to ratify the appointment of Davidson & Company LLP as our independent registered public accounting firm for the fiscal year ending August 31, 2020 and to allow Directors to set the remuneration;

3.	to approve, subject to the Company seeking a NASDAQ, NYSE AMEX or other senior US stock exchange (in either case a “Senior Exchange”) listing a reverse stock split of Lexaria’s issued and outstanding share capital on the basis of a ratio range between 2 current shares for 1 post reverse stock split share and 30 current shares for 1 post reverse stock split share, as determined by the directors or to not be effected, as determined by the directors;

4.	to approve, subject to the Company seeking a Senior Exchange listing, an amendment to the Company’s Bylaws to increase the quorum needed to hold a meeting of shareholders from 10% of the issued and outstanding voting common stock of the Company to 33 1/3% of the issued and outstanding voting common stock of the Company;

5.	to ratify and approve all lawful acts of the directors effected since the last shareholder meeting; and

6.	to transact such other business as may properly come before the Meeting or any adjournment of postponement thereof.

We urge you to carefully read and consider the information contained in this proxy statement. We request that you cast your vote on each of the proposals described in this proxy statement. As noted, attendance at the Meeting will be by Event Conferencing and accordingly, only votes from validly completed and delivered proxies will be counted. Please follow the instructions provided in the proxy card sent to you.

Our Board recommends that you vote “FOR” the matters noted under items 1 – 5.

Who can vote at the Meeting?

Our Board of Directors has fixed the close of business on May 13, 2020 as the Record Date for the determination of the shareholders entitled to notice of, and to vote at, the Meeting or any adjournment. If you were a shareholder of record on the Record Date, you are entitled to vote at the Meeting.

As of the Record Date, 89,587,090 shares of our common stock were issued and outstanding and no other voting securities were issued and outstanding. Therefore, a total of 89,587,090 votes are entitled to be cast at the Meeting.

How many votes do I have?

On each proposal to be voted upon, you have one vote for each share of our common shares that you owned on the Record Date. There is no cumulative voting.

How can you Vote?

Common shares cannot be voted at our Meeting unless the holder of record has completed a proxy. Due to the exceptional circumstances resulting from the Coronavirus the Company has determined that its shareholders’ right to attend our Meeting shall be satisfied by way of attendance via Event Conferencing at the time and by dialing into the number as set forth in the Notice of Meeting and by voting their securities by way of completing and delivering a proxy. We are encouraging our shareholders to appoint the nominees noted in our proxy, namely Chris Bunka, our Chief Executive Officer, or Allan Spissinger, our Chief Financial Officer or John Docherty, our President, to represent such shareholder at our Meeting by completing the enclosed Form of Proxy, which authorizes such person to vote on behalf of the shareholder in the manner prescribed by the shareholder, and returning it to our transfer agent, Computershare Investor Services Inc., 8th Floor, 100 University Avenue, Toronto, Ontario, M5J 2Y1. All shareholders are urged to complete, sign, date and promptly return the proxy by mail in the enclosed postage-paid envelope, or by telephone or internet, as applicable. You may vote your proxy by mail, by telephone or via the Internet by following instructions provided in the proxy card.

Valid proxies will be voted at our Meeting and at any postponements or adjournments thereof as you direct in the proxy, provided that they are received by our transfer agent at least 48 hours (excluding Saturdays, Sundays and statutory holidays) prior to the scheduled time of the meeting, or any adjournment thereof, or deposited with the Chair of the meeting on the day of the meeting or any adjournment thereof prior to the time of voting.

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The common shares represented by the proxy will be voted, or withheld from voting, as directed in the proxy. If no direction is given and the proxy is validly executed, the proxy will be voted: (1) FOR the election of the nominees for our Board of Directors; (2) FOR the approval and ratification of the appointment of Davidson & Company LLP as our Company’s auditors for the 2020 fiscal year and the approval to allow the Directors to set the remuneration; (3) FOR the approval, of a reverse stock split on the basis of a ratio of between 2 current shares for 1 post reverse stock split share and 30 current shares for 1 post reverse stock split share, as determined by the directors or as determined not to be effected by the directors, subject to seeking a Senior Exchange listing; (4) FOR the approval of an amendment to the Company’s Bylaws, subject to seeking a Senior Exchange listing, to change the quorum for holding shareholder meetings (5) FOR ratification and approval of all lawful acts of the directors. If any other matters properly come before our Meeting, the persons authorized under the proxies will vote upon such other matters in accordance with their best judgment, pursuant to the discretionary authority conferred by the proxy.

ADVICE TO BENEFICIAL HOLDERS OF COMMON SHARES

THE INFORMATION SET FORTH IN THIS SECTION IS OF SIGNIFICANT IMPORTANCE TO MANY SHAREHOLDERS OF OUR COMPANY, AS A SUBSTANTIAL NUMBER OF SHAREHOLDERS DO NOT HOLD SHARES IN THEIR OWN NAME.

Shareholders who do not hold their shares in their own name (referred to in this Proxy Statement as “beneficial shareholders”) should note that only proxies deposited by shareholders whose name appears on the records of our Company as the registered holders of common shares can be recognized and acted upon at our Meeting. If common shares are listed in an account statement provided to a shareholder by a broker, then in almost all cases those common shares will not be registered in the shareholder's name on the records of our Company. Such common shares will more likely be registered under the names of the shareholder's broker or an agent of that broker. In the United States, the vast majority of such shares are registered under the name of Cede & Co. as nominee for The Depository Trust Company (which acts as depository for many U.S. brokerage firms and custodian banks), and in Canada, under the name of CDS & Co. (the registration name for The Canadian Depository for Securities Limited, which acts as nominee and custodian for many Canadian brokerage firms). Beneficial shareholders should ensure that instructions respecting the voting of their common shares are communicated to the appropriate person, as without specific instructions, brokers/nominees are prohibited from voting shares for their clients.

Applicable regulatory policy requires intermediaries/brokers to seek voting instructions from beneficial shareholders in advance of shareholders' meetings, unless the beneficial shareholders have waived the right to receive meeting materials. Every intermediary/broker has its own mailing procedures and provides its own return instructions to clients, which should be carefully followed by beneficial shareholders in order to ensure that their common shares are voted at our Meeting. The Form of Proxy supplied to a beneficial shareholder by its broker (or the agent of the broker) is similar to the Form of Proxy provided to registered shareholders by our Company. However, its purpose is limited to instructing the registered shareholder (the broker or agent of the broker) how to vote on behalf of the beneficial shareholder. The majority of brokers now delegate responsibility for obtaining instructions from clients to Broadridge Financial Solutions, Inc. (“Broadridge”). Broadridge typically applies a special sticker to proxy forms, mails those forms to the beneficial shareholders and the beneficial shareholders return the proxy forms to Broadridge. Broadridge then tabulates the results of all instructions received and provides appropriate instructions respecting the voting of shares to be represented at our Meeting. A beneficial shareholder receiving a Broadridge proxy cannot use that proxy to vote common shares directly at our Meeting - the proxy must be returned to Broadridge well in advance of our Meeting in order to have the common shares voted.

There are two kinds of beneficial owners – those who object to their name being made known by the Company (called OBOs for Objecting Beneficial Owners) and those who do not object to the Company knowing who they are (called NOBOs for Non-Objecting Beneficial Owners). Pursuant to National Instrument 54-101, Canadian reporting issuers can obtain a list of their NOBOs from intermediaries for distribution of proxy-related materials directly to NOBOs.

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Quorum

A quorum of shareholders is necessary to take action at our Meeting. Currently, the holders of at least 10% of our issued shares entitled to vote as at the Record Date, present in person or by proxy, shall constitute a quorum for the transaction of business at our Meeting. However, if a quorum is not present, then the holders of a majority of the common shares of our Company who are present at the Meeting, in person or by proxy, may adjourn such meeting from time to time until holders of a majority of the shares of the capital stock shall attend. At any such adjourned meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the original meeting. Broker non-votes occur when a nominee holding common shares for a beneficial owner of those common shares has not received voting instructions from the beneficial owner with respect to a particular matter and such nominee does not possess or choose to exercise discretionary authority with respect thereto. Broker non-votes and abstentions will be included in the determination of the number of common shares present at our Meeting for quorum purposes but will not be counted as votes cast on any matter presented at our Meeting.

YOUR VOTE IS IMPORTANT. ACCORDINGLY, YOU ARE ASKED TO MARK, DATE, SIGN AND RETURN THE ACCOMPANYING FORM OF PROXY WHETHER OR NOT YOU PLAN TO ATTEND OUR MEETING VIA EVENT CONFERENCING.

How do I vote my shares?

Due to the unique circumstances of this year’s Meeting, if you are a shareholder of record, you may only vote your shares by proxy. Proxies may be voted by mail, by telephone or via the Internet following instructions provided in the proxy card.

If you hold your shares in “street name” you must vote your shares in the manner prescribed by your broker, bank or other nominee. Your broker, bank or other nominee should have enclosed or otherwise provided a voting instruction card for you to use in directing the broker, bank or nominee how to vote your shares.

In all cases please ensure that the proxy is received at least 48 hours (excluding Saturdays, Sundays and statutory holidays) before the Meeting or the adjournment thereof at which the proxy is to be used.

What is the difference between a shareholder of record and a “street name” holder?

If your shares are registered directly in your name with our transfer agent, Computershare Investor Services Inc., then you are a shareholder of record with respect to those shares.

If your shares are held in a stock brokerage account or by a bank, or other nominee, then the broker, bank, or other nominee is the shareholder of record with respect to those shares. However, you are still the beneficial owner of those shares, and your shares are said to be held in “street name.” Street name holders generally cannot vote their shares directly and must instead instruct the broker, bank, or other nominee how to vote their shares. Street name holders are also invited to attend the Meeting.

What does it mean if I receive more than one proxy card?

If you receive more than one proxy card, it means that you hold shares registered in more than one name or in different accounts. To ensure that all of your shares are voted, please vote by proxy by following instructions provided in each proxy card. If some of your shares are held in “street name,” you should have received voting instructions with these materials from your broker, bank or other nominee. Please follow the voting instructions provided to ensure that your vote is counted.

What vote is required for the election of Directors or for the approval of a proposal?

The vote of a majority of our stock held by shareholders present in person or represented by proxy and entitled to vote at the Meeting will be sufficient to elect Directors or to approve a proposal.

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For the election of Directors, the nominees who receive more “For” votes than the combined “Against” votes and votes that are abstained, will be elected as Directors. There is no cumulative voting in the election of Directors.

Counting of Votes

All votes will be tabulated by the inspector of election appointed for the Meeting, who will separately tabulate affirmative and negative votes and abstentions. Shares represented by proxies that reflect abstentions as to a particular proposal will be counted as present and entitled to vote for purposes of determining a quorum. Shares represented by proxies that reflect an abstention or broker "non-vote" will be counted as present and entitled to vote for purposes of determining a quorum. An abstention or broker "non-vote" will be treated as not-voted for purposes of determining approval of a proposal and will not be counted as "for" or "against" that proposal. A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary authority or does not have instructions from the beneficial owner.

Can I change my vote after submitting my proxy?

Yes. You may revoke your proxy and change your vote at any time before the final vote at the Meeting. If you are a shareholder of record, you may vote again on a later date via the Internet or by telephone (only your latest Internet or telephone proxy submitted prior to the Meeting will be counted) or by signing and returning a new proxy card with a later date. You may also request that your prior proxy be revoked by delivering to our Company, at the address on the Notice of Meeting, Attention: President, a written notice of revocation prior to the Meeting being held at the offices of Lexaria.

If you hold your shares in street name, you will need to follow the voting instructions provided by your broker, bank or other nominee regarding how to revoke or change your vote.

How can I attend the Event Conferencing Meeting?

You may call (416) 764-8658 if you live in Toronto, Ontario, otherwise you can call toll-free at 1-888-886-7786 if you wish to participate in the Event Conferencing Meeting to hear the business of the Meeting and to listen to the question and answer session. A limited amount of questions will be allowed to be submitted on the proposals to be voted on during the Meeting.

You will be asked to provide your name, and if different, the name that your shares are registered under as well as an email address, should we need to follow up with you regarding any unanswered questions.

Who pays for the cost of proxy preparation and solicitation?

We will pay for the cost of proxy preparation and solicitation, including the reasonable charges and expenses of brokers, banks or other nominees for forwarding proxy materials to street name holders.

We are soliciting proxies primarily by mail. In addition, our Directors, officers and regular employees may solicit proxies by telephone, facsimile, mail, other means of communication or personally. These individuals will receive no additional compensation for such services. We will ask brokers, banks, and other nominees to forward the proxy materials to their principals and to obtain their authority to execute proxies and voting instructions. We will reimburse them for their reasonable charges and expenses, however we will not be paying for delivery to OBOs.

Voting Securities and Principal Holders Thereof

We are authorized to issue 220,000,000 common shares with full voting rights and a par value of $0.001 per share. As of the Record Date a total of 89,587,090 common shares were issued and outstanding. Each share of common stock carries the right to one vote at the Meeting.

Only registered shareholders as of the Record Date are entitled to receive notice of, and to attend and vote at, the Meeting or any adjournment or postponement of the Meeting.

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To the best of our knowledge, no person or company beneficially owns, directly or indirectly, or exercises control or direction over, common shares carrying more than 10% of the voting rights attached to the outstanding Common Shares of our Company other than set forth in the section “Security Ownership of Certain Beneficial Owners and Management” below.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of the Record Date, certain information with respect to the beneficial ownership of our common shares by each shareholder known by us to be the beneficial owner of more than 5% of our common shares, as well as by each of our current Directors and executive officers as a group. Each person has sole voting and investment power with respect to the common shares, except as otherwise indicated. Beneficial ownership consists of a direct interest in the common shares, except as otherwise indicated.

Name, Address & Position of Beneficial Owner(1)(2)	Amount and Nature of Beneficial Ownership	Percentage of Class(3)
Christopher Bunka CEO, Chairman & Director	14,308,148 (4)	15.8%
John Docherty President and Director	2,872,250(5)	3.2%
Allan Spissinger Chief Financial Officer	769,166(6)	*
Nicholas Baxter Independent Director	480,000(7)	*
Ted McKechnie Independent Director	545,738 (8)	*
Brian Quigley Independent Director	100,000 (9)	*
Directors and Executive Officers as a Group	19,075,263	20.5%

* denotes a holding of less than 1%

Notes:

1)	Under Rule 13d-3, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person’s actual ownership or voting power with respect to the number of common shares actually outstanding on the Record Date.

2)	the address for these persons is c/o Lexaria Bioscience Corp., 100 – 740 McCurdy Road, Kelowna, BC V1X 2P7

3)	Percentage of ownership is based on 89,587,090 common shares issued and outstanding as of the Record Date on a diluted basis. Except as otherwise indicated, we believe that the beneficial owners of the common stock listed above, based on information furnished by such owners, have sole investment and voting power with respect to such shares.

4)	Includes 6,281,844 shares held in the name of C.A.B. Financial Services and 7,126,304 shares held directly by Christopher Bunka. Includes 700,000 options held in the name of Christopher Bunka all of which are exercisable within 60 days of the Record Date and 200,000 warrants held in the name of C.A.B. Financial Services all of which are exercisable within 60 days of the Record Date.

5)	Includes 1,622,250 shares held in the name of Docherty Management Ltd. and 1,250,000 options held in the name of John Docherty which are exercisable within 60 days of the Record Date.

6)	Includes 650,000 options which are exercisable within 60 days of the Record Date.

7)	Includes 150,000 options which are exercisable within 60 days of the Record Date.

8)	Includes 260,000 options which are exercisable within 60 days of the Record Date.

9)	Includes 100,000 options which are exercisable within 60 days of the Record Date.

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Changes in Control

We are unaware of any contract or other arrangement the operation of which may at a subsequent date result in a change in control of our Company.

DIRECTOR NOMINEES

The following information pertains to our Director Nominees for the purposes of voting on Proposal 1 located at page 20 and includes the name, age, positions held, length of time serving as a director of Lexaria and business experience of each nominee:

Name	Position Held with our Company	Age	Date First Elected Or Appointed
John Docherty	President and Director	50	April 15, 2015
Christopher Bunka	Chairman, Chief Executive Officer and Director	58	October 26, 2006
Nicholas Baxter	Independent Director	66	July 8, 2011
Ted McKechnie	Independent Director	72	September 16, 2015
Brian Quigley	Independent Director	46	August 14, 2019

Business Experience

The following is a brief account of the education and business experience of the nominees during at least the past five years, indicating their principal occupation during the period, and the name and principal business of the organization by which they were employed.

Christopher Bunka

Mr. Bunka dedicates all of his professional time to our Company and its subsidiaries and has served as Lexaria’s director, chairman, president and chief executive officer since October 26, 2006. Mr. Bunka resigned as President on April 15, 2015. From February 14, 2007 until May 12, 2009 and from April 29, 2016 to May 31, 2017 he was the acting chief financial officer of our Company. Since October 26, 2006 Mr. Bunka has successfully completed both equity and debt financings for our Company, completed the acquisition of additional oil & gas assets, disposed of other oil & gas assets, and restructured our Company. In 2014 Mr. Bunka refocused our Company from one engaged in exploration for oil and natural gas within Canada and the United States to our current business activities in the bioscience industry, namely the research and development of the delivery of lipophilic active molecules based on our patented technology. Mr. Bunka is a named inventor on certain of our pending patent applications.

Since 1988, Mr. Bunka has been the CEO of C.A.B. Financial Services Ltd., a private holding company located in Kelowna, Canada. C.A.B. Financial Services Ltd. is not an affiliate or subsidiary of the Company. He is a venture capitalist, corporate consultant and has roughly thirty years experience in executive management.

John Docherty

Mr. Docherty dedicates all of his professional time to our Company and its subsidiaries serving as President of Lexaria since April 15, 2015 and as a director of Lexaria since April 29, 2016. Prior to Lexaria, Mr. Docherty was former President and Chief Operating Officer of Helix BioPharma Corp. (TSX: HBP), where he led the company’s pharmaceutical development programs for its plant and recombinantly derived therapeutic protein product candidates. Mr. Docherty is a senior operations and management executive with over 20 years experience in the pharmaceutical and biopharmaceutical sectors. He has worked with large multinational companies and emerging, private and publicly held start-ups. At Helix, Mr. Docherty was also instrumental in the areas of investor/stakeholder relations, capital raising, capital markets development, strategic partnering, regulatory authority interactions and media relations, and he also served as a management member of its board of directors. Prior to this, Mr. Docherty was President and a board member of PharmaDerm Laboratories Ltd., a Canadian drug delivery company that developed unique microencapsulation formulation technologies for use with a range of active compounds.

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Mr. Docherty has also held positions with companies such as Astra Pharma Inc., Nu-Pharm Inc. and PriceWaterhouseCoopers’ former global pharmaceutical industry consulting practice. He is a named inventor on issued and pending patents, including ones owned by the Company, and he has a M.Sc. in pharmacology and a B.Sc. in Toxicology from the University of Toronto.

None of the companies that previously employed Mr. Docherty, are subsidiaries or affiliates of Lexaria.

Nicholas Baxter

Mr. Baxter has been in the oil & gas business for over 30 years having received a Bachelor of Science (Honors) from the University of Liverpool in 1975. Mr. Baxter has broad international experience working on projects in the U.K., Europe, the former Soviet Union, Central Asia, Africa, and the Middle East. From 1981 to 1985, Mr. Baxter worked for Resource Technology plc, a geophysical equipment and services company that went public on the London USM in 1983 and graduated to the London Stock Exchange in 1984. In 1985, Mr. Baxter co-founded Addison & Baxter Limited which was subsequently acquired by the A&B Geoscience Corporation (ABG) in 1992. Mr. Baxter served as the Chief Operating Officer and a director of ABG, a TSX Venture Exchange listed company, from 1992 to 2002, and under his guidance, secured the first onshore oil production sharing agreement in Azerbaijan in 1998. ABG became controlled by a private Swiss oil trading firm in 2002. Mr. Baxter worked as an independent upstream oil and gas consultant from 2002 to 2004. He formed Eurasia Energy Ltd. in 2005, a company listed on the OTC pink sheets, where he is currently President and Chief Executive Officer. Mr. Baxter was appointed as a director of Jericho Oil Corporation, a TSX Venture Exchange listed company, in September 2011. Neither Jericho Oil Corporation nor Eurasia Energy Ltd. are subsidiaries or affiliates of Lexaria.

Ted McKechnie

An entrepreneurial executive with extensive board and senior management experience in the consumer goods industry with a proven track record for achieving corporate financial and growth objectives. He is the former President and COO of Maple Leaf Foods, which in 2014 had revenue of over CDN $3.1 billion dollars. Mr. McKechnie also has held executive positions with Kraft, Frito Lay, General Foods, PepsiCo, and Philip Morris Companies. Currently, he is the Founder of Advanced Technology for Food Manufacturing and the President of William Davies Consulting Inc., a company that specializes in valued added advisory services to the food and beverage industry. William Davies Consulting Inc. is not a subsidiary or an affiliate of Lexaria. Mr. McKechnie is an energetic leader experienced in building teams in marketing, sales and supply chain management. Ted is the recipient of the Philip Morris Chairman’s Award for “recognition of extraordinary contributions having a significant and lasting impact on the Corporation”.

Brian Quigley

Mr. Quigley is a 20-year Consumer Packaged Goods veteran of managing complex regulatory environments including for novel and innovative nicotine products, with additional deep experience with operations and marketing.

Mr. Quigley spent 16 years at Altria Group, with 7 of those years spent as President and Chief Executive Officer for U.S. Smokeless Tobacco and Nu-Mark, Altria's innovation company. In this capacity he spearheaded harm reduction strategies and worked to deliver results by creating change in the tobacco business in North America. Mr. Quigley has launched dozens of new products, created consumer-focused innovation strategies, and built businesses and cultures that deliver results.

Mr. Quigley formed Green Sky Strategy, LLC with other cannabis community leaders following four years of investing and strategic advisory roles to create the first cannabis strategy team that combines deep cannabis industry and consumer experience with proven Fortune 500 strategic thinking. A graduate of the University of New Hampshire, Mr. Quigley serves on the board of the Science Museum of Virginia Foundation and on the board of trustees of the Virginia Foundation for Independent Colleges.

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Mr. Quigley also acts as an independent director of MustGrow Biologics Corp., a Canadian incorporated company listed on the Canadian Securities Exchange. MustGrow Biologics Corp. is not a subsidiary or an affiliate of Lexaria.

Executive Officers

Our executive officers are appointed by our Board of Directors and serve at the pleasure of our Board of Directors.

The names of our executive officers, their ages, positions held, and durations of are as follows:

Name	Position Held with our Company	Age	Date First Elected Or Appointed
Allan Spissinger	Chief Financial Officer	51	May 31, 2017
Christopher Bunka	Chairman and Chief Executive Officer	58	October 26, 2006
John Docherty	President	50	April 15, 2015

Allan Spissinger

Allan was involved in the information technologies (IT) sector for more than 10 years working on corporate IT infrastructure and software development projects before focusing on finance and accounting. Allan joined the audit and assurance practice of PricewaterhouseCoopers (PwC) obtaining his Chartered Professional Accountant (CPA) designation by working primarily in the public company space on financial reporting and Sarbanes-Oxley (SOX) compliance in sectors including resources, manufacturing and technologies. Allan managed private businesses for 20 years before joining Lexaria in September 2014 as its corporate controller and is intimately familiar with its operations, procedures and controls.

For information regarding Messrs. Bunka and Docherty, see “Director Nominees” beginning on page 7.

Family Relationships

There are no family relationships between any director or executive officer.

Involvement in Certain Legal Proceedings

We know of no material proceedings in which any of our Directors, officers, affiliates or any shareholder of more than 5% of any class of our voting securities, or any associate thereof is a party adverse or has a material interest adverse to Lexaria or its subsidiaries.

To the best of our knowledge, none of our Directors or executive officers has, during the past ten years:

1.	been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offences);

2.	had any bankruptcy petition filed by or against the business or property of the person, or of any partnership, corporation or business association of which he was a general partner or executive officer, either at the time of the bankruptcy filing or within two years prior to that time;

3.	been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or federal or state authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting, his involvement in any type of business, securities, futures, commodities, investment, banking, savings and loan, or insurance activities, or to be associated with persons engaged in any such activity;

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4.	been found by a court of competent jurisdiction in a civil action or by the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

5.	been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated (not including any settlement of a civil proceeding among private litigants), relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

6.	been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Securities Exchange Act of 1934 (the “Exchange Act”) (15 U.S.C. 78c(a)(26)), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29)), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Corporate Governance

Public Availability of Corporate Governance Documents

Our key corporate governance document is our Code of Ethics which is:

•	available in print to any shareholder who requests it from our President; and
•	filed on EDGAR as an exhibit to our Registration Statement filed on Form SB-2 on September 20, 2007.

Code of Ethics

We adopted a Code of Ethics applicable to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, which is a "code of ethics" as defined by applicable rules of the SEC. Our Code of Ethics is attached as an exhibit to our Registration Statement on Form SB-2 filed on September 20, 2007. The Code of Ethics is intended to meet the requirements for a code of ethics under the Sarbanes-Oxley Act of 2002, or “SOX”, and under the policies of the Canadian Securities Exchange, a Canadian stock exchange, and is specifically applicable to our principal executive officer, principal financial and accounting officer and controller or persons performing similar functions. Among other matters, the Code of Ethics is designed to deter wrongdoing and to promote:

•	honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;
•	ethical and fair dealing with our financial institutions, suppliers, vendors, competitors, agents and employees;
•	full, fair, accurate, timely and understandable disclosure in our SEC reports and other public communications;
•	compliance with applicable governmental laws, rules and regulations;
•	lawful and ethical conduct when dealing with public officials and government entities;
•	prompt internal reporting of violations of the Code of Ethics to appropriate persons identified in the code; and
•	accountability for adherence to the Code of Ethics.

If we make any amendments to our Code of Ethics other than technical, administrative, or other non-substantive amendments, or grant any waivers, including implicit waivers, from a provision of our Code of Ethics to our chief executive officer, chief financial officer, or certain other finance executives, we will disclose the nature of the amendment or waiver, its effective date and to whom it applies in a Current Report on Form 8-K filed with the SEC.

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Meetings

Our Board of Directors held at least five (5) formal meetings during the year ended August 31, 2019. During such formal meetings, all directors were in attendance. All proceedings of the Board of Directors were conducted either at such formal meetings and evidenced by way of minutes of such proceedings or by way of resolutions consented to in writing by all the Directors. Such resolutions consented to in writing by the Directors entitled to vote on that resolution at a meeting of the Directors are, according to the Nevada Revised Statutes and our Bylaws, as valid and effective as if they had been passed at a meeting of the Directors duly called and held.

It is our policy to invite Directors to attend the Meeting of shareholders. However, due to concerns over non-essential travel only our Chief Executive Officer shall physically be at our head office conducting the Meeting with our other Directors attending the Meeting via Event Conferencing. For the Company’s 2019 shareholder meeting, the entire board of directors was in attendance along with the Chief Financial Officer.

Committees of the Board of Directors

Due to our relatively small size, we currently do not have a nominating or compensation committee or committees performing similar functions. There has not been any defined policy or procedure requirements for shareholders to submit recommendations or nominations for Directors.

The entire Board annually reviews its size and expertise to determine if any additions are necessary to accomplish the Company’s goals. During the fiscal year ended August 31, 2019, the Board determined to increase its size by adding an additional independent director in order to comply with Senior Exchange listing requirements. The CEO and President reviewed the resumes of potential candidates and interviewed those candidates who were deemed to have expertise that would be valuable to the Company and who would best align with the goals of the Company. The candidate who was then considered to be the preferential choice was interviewed by the entire Board, after which the Board discussed the interview and resolved to appoint Brian Quigley as an independent director.

Our executive officers dedicate 100% of their work efforts to managing and operating the business of the Company. Compensation for the executive officers of the Company has historically been negotiated between each executive officer and the Board taking into consideration the successful completion of the Company’s milestones and such executive officer’s contributions to such milestones and the Company’s success in general.

Audit Committee and Audit Committee Financial Expert

The Company has an audit committee that has conducted two formal meetings during the fiscal year ended August 31, 2019. Currently our audit committee consists of Christopher Bunka, Nicholas Baxter, and Ted McKechnie. Chris Bunka is not deemed to be “independent” pursuant to Canadian Securities Exchange and OTCQX independence standards due to the fact that he is the Chief Executive Officer of the Company and actively involved in the daily management of the Company. Our audit committee operates pursuant to a written charter adopted by our Board of Directors, which was most recently updated and replaced on May 1, 2019 and a copy of which is attached as Schedule “A” to this Proxy Statement.

Exemption

The Company, as a U.S. Listed Issuer, is relying on the exemption provided by section 7.1 of NI 52-110 which provides that the Company is not required to comply with Part 2 (Audit Committee Responsibilities), Part 3 (Composition of the Audit Committee), Part 4 (Authority of the Audit Committee) and Part 5 (Reporting Obligations) of NI 52-110.

Our Board of Directors has determined that we do not have a member of our audit committee that qualifies as an “audit committee financial expert” as defined in Item 407(d)(5) of Regulation S-K. We do not have an audit committee financial expert because we believe that the members of our Board of Directors are collectively capable of analyzing and evaluating our financial statements and understanding internal controls and procedures for financial reporting.

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It is not the duty of our audit committee to determine that our financial statements are complete and accurate and in accordance with generally accepted accounting principles. Our management is responsible for preparing our financial statements, and our independent registered public accounting firm is responsible for auditing those financial statements. Our audit committee does, however, consult with management and our independent registered public accounting firm prior to the presentation of financial statements to shareholders and, as appropriate, initiates inquiries into various aspects of our financial affairs. In addition, our audit committee is responsible for retaining, evaluating and, if appropriate, recommending the termination of our independent registered public accounting firm and approving professional services provided by them.

AUDIT COMMITTEE REPORT

Our audit committee oversees our financial reporting process. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal accounting controls.

Our audit committee has reviewed and discussed the audited financial statements for the year ended August 31, 2019 with management.

Our audit committee has discussed with Davidson & Company LLP, Chartered Accountants, our independent registered public accounting firm for the year ended August 31, 2019, the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU Section 380) as adopted by the Public Accounting Oversight Board in Rule 3200T.

Our audit committee has received written disclosures and the letter from Davidson & Company LLP required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees) as adopted the Public Company Accounting Oversight Board in Rule 3600T, and has discussed with Davidson & Company LLP its independence.

Based on the reviews and discussions referred to above, our audit committee recommended to our Board of Directors that the audited financial statements referred to above to be included in our annual report on Form 10-K for the year ended August 31, 2019 for filing with the Securities and Exchange Commission.

Respectfully submitted,

The Audit Committee of Lexaria Bioscience Corp.

Christopher Bunka, Ted McKechnie and Nick Baxter

Not “Soliciting Material” The material in this report is not “soliciting material,” is not deemed “filed” with the Securities and Exchange Commission and is not to be incorporated by reference in any filing of our Company under the Securities Act of 1933 or the Exchange Act whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Director Independence

We currently act with five Directors, consisting of Christopher Bunka, John Docherty, Ted McKechnie, Nicholas Baxter and Brian Quigley. We have determined that Ted McKechnie, Nicholas Baxter and Brian Quigley are each an “independent director” as defined in OTCQX Rules for U.S. Companies.

Shareholder Communications with Our Board of Directors

Because of our Company’s small size, we do not have a formal procedure for shareholder communication with our Board of Directors. In general, members of our Board of Directors and executive officers are accessible by telephone or mail. Any matter intended for our Board of Directors, or for any individual member or members of our Board of Directors, should be directed to our Non-Executive Vice President, Kristin Hamilton by:

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Email at: khamilton@lexariabioscience.com

Fax at: 250-765-2499

Mail at: 100 – 740 McCurdy Road, Kelowna, BC V1X 2P7

with a request to forward the communication to the intended recipient.

Board Leadership Structure

The positions of our principal executive officer and the chairman of our Board of Directors are served by one individual, Christopher Bunka. We have determined that the leadership structure of our Board of Directors is appropriate, especially given the early stage of our development and the size of our Company. Our Board of Directors provides oversight of our risk exposure by receiving periodic reports from senior management regarding matters relating to financial, operational, legal and strategic risks and mitigation strategies for such risks.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our executive officers and Directors, and persons who own more than 10% of our common stock, to file reports regarding ownership of, and transactions in, our securities with the Securities and Exchange Commission and to provide us with copies of those filings. Based solely on our review of the copies of such forms received by us, or written representations from certain reporting persons, we believe that during fiscal year ended August 31, 2019, all filing requirements applicable to our executive officers, Directors and persons who own more than 10% of our common stock were complied with.

Executive Compensation

The following table sets forth all compensation received during the year ended August 31, 2019 and 2018 by our Chief Executive Officer, Chief Financial Officer and each of the other most highly compensated executive officers whose total compensation exceeded $100,000 in such fiscal year. These officers are referred to as the “named executive officers” in this proxy statement.

Summary Compensation

The particulars of compensation paid to the following persons:

(a)	our principal executive officer;

(b)	each of our two most highly compensated executive officers who were serving as executive officers at the end of the fiscal years ended August 31, 2019 and 2018; and

(c)	up to two additional individuals for whom disclosure would have been provided under (b) but for the fact that the individual was not serving as our executive officer at the end of the most recently completed financial year, who we will collectively refer to as the named executive officers, for our fiscal years ended August 31, 2019 and 2018, are set out in the following summary compensation table:

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SUMMARY COMPENSATION TABLE
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non- Equity Incentive Plan Compensa tion ($)	Nonqualified Deferred Compensa tion Earnings ($)	All Other Compensa - tion ($)	Total ($)
Christopher Bunka Chairman, Chief Executive Officer(1)(4)	2019 2018	- -	- -	- 292,669	- 919,600(7)	- -	- -	223,280 144,000	223,280 1,356,269
Allan Spissinger Chief Financial Officer(2)	2019 2018	- -	- -	- 34,166(5)	- 534,571(7) (8)	- -	- -	112,377 85,663	112,377 654,400
John Docherty President(3)	2019 2018	- -	- -	- 622,666(6)	- 525,486(7)	- -	- -	195,740 140,471	195,740 1,288,623

Notes:

1)	Mr. Bunka has been the CEO of Lexaria since October 26, 2006 and is compensated via a contract between Lexaria and his wholly-owned company, C.A.B. Financial Services Ltd. (“C.A.B.”). For the fiscal year ended August 31, 2019, C.A.B. was paid consulting fees of CDN$29,166.00 per month .

2)	Mr. Spissinger was appointed as our Chief Financial Officer in June 2017. Mr. Spissinger is compensated via a contract between Lexaria and his wholly-owned company, M&E Services Ltd. (“M&E”). For the fiscal year ended August 31, 2019, M&E was paid consulting fees of CDN$12,960.00 per month.

3)	Mr. Docherty has been the President of Lexaria since April 15, 2015 and is compensated via a contract between Lexaria and his wholly-owned company Docherty Management Ltd. (“Docherty”). For the fiscal year ended August 31, 2019, Docherty was paid consulting fees of CDN$25,000.00 per month.

4)	Pursuant to the agreement with C.A.B., during the past two fiscal years, Mr. Bunka received aggregate stock awards of 216,670 common shares all of which were issued in the 2018 fiscal year with a value of US$292,670.00.

5)	Pursuant to the agreement with M&E, during the past two fiscal years, Mr. Spissinger received aggregate stock awards of 41,666 common shares all of which were issued in the 2018 fiscal year with a value of US$34,166.00.

6)	Pursuant to the agreement with Docherty, during the past two fiscal years, Mr. Docherty received aggregate stock awards of 466,666 common shares all of which were issued in the 2018 fiscal year with a value of US$622,666.00.

7)	The fair value of the option award was estimated using the Black-Scholes pricing model with the following assumptions: expected volatility of 130%, risk–free interest rate of 2.68%, expected life of 5 years, and dividend yield of 0.0%.

8)	The fair value of the option award was estimated using the Black-Scholes pricing model with the following assumptions: expected volatility of 129%, risk–free interest rate of 2.13%, expected life of 5 years, and dividend yield of 0.0%.

Employment and Consulting Agreements

For the 2018 and 2019 fiscal years the following consulting agreements were effective between the Company and the Named Executive Officers:

During the 2019 fiscal year, Lexaria and its subsidiaries entered into new agreements or amended existing agreements with its named executive officers. A summary of the compensation provided under such agreements is as follows:

Christopher Bunka, Chief Executive Officer. Commencing January 1, 2019 and replacing all historical agreements, Lexaria and one of its subsidiaries have entered into new agreements with Mr. Bunka via his wholly-owned company, C.A.B. Financial Services Ltd., a British Columbia company (the “Bunka Agreements”). The Bunka Agreements provide that Mr. Bunka will receive an aggregate monthly fee of CAD$29,166 for an aggregate annual fee of CAD$350,000. Mr. Bunka will be eligible for additional compensation pursuant to the Bunka Agreement entered into with Lexaria, this additional compensation shall include Performance-Based Incentive equal to 50% of twelve times the monthly fee payable pursuant to such Lexaria agreement, subject to the performance criteria, as set by the Board of Directors, being completed. Further the agreement entered into with Lexaria, also provides that: (i) compensation in the amount of twenty-three times the monthly fee shall be payable upon the completion of any change of control, subject to certain conditions; and (ii) compensation in the amount of 2% of any consideration provided by a purchaser of a subsidiary of Lexaria is issuable upon the sale of a subsidiary, subject to certain conditions.

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Sch

John Docherty, President. Commencing January 1, 2019, and replacing all historical agreements, certain subsidiaries of Lexaria have entered into new agreements with Mr. Docherty, both individually and via his wholly-owned company, Docherty Management Limited, an Ontario company (the “Docherty Agreements”). The Docherty Agreements provide that Mr. Docherty will receive an aggregate monthly fee of CAD$25,000 for an aggregate annual fee of CAD$300,000. Mr. Docherty will be eligible for additional compensation pursuant to the Docherty Agreements in the form of Performance-Based Incentive equal to 50% of the total combined salary and any consulting fee compensation for a particular year, subject to the performance criteria, as set by the Board of Directors, being completed within such year. Further the agreement entered into with Kelowna Management Services Corp. (“KMSC”), also provides that: (i) compensation in the amount of twelve times the monthly fee shall be payable upon the completion of any change of control, subject to certain conditions; and (ii) compensation in the amount of 2% of any consideration provided by a purchaser of an affiliate of KMSC is issuable upon the sale of an affiliate, subject to certain conditions.

Allan Spissinger, Chief Financial Officer. On March 1, 2019 the ME Agreement was modified to reduce the monthly fee by 20% (the “Reduced Amount”) and such Reduced Amount was then allocated to a new agreement dated March 1, 2019 entered into between M&E Services Ltd. and a subsidiary of Lexaria.

All compensation paid pursuant to the above-noted agreements that is paid in Canadian currency but reported in US currency is calculated using the Bank of Canada interbank rate as at the last day of the applicable month.

There are no arrangements or plans in which we provide pension, retirement or similar benefits for our executive officers, except that our executive officers may receive stock options at the discretion of our Board of Directors.

Compensation Plans

As of August 31, 2019, we had three active equity compensation plans, a summary of each is as follows:

2007 Equity Compensation Plan (the “2007 Plan”)

The 2007 Plan was approved by the Company’s shareholders on April 25, 2007 and provided for the issuance of up to 2,000,000 options exercisable into 2,000,000 common shares. The options issued under the 2007 Plan had an exercise price equal to not less than the greater of the closing market price of the Company’s common shares on: (i) the trading day prior to the date of grant; or (ii) the date of grant. Eligible participants of the 2007 Plan include employees, directors and officers of the Company and its affiliates and certain service providers who do not engage in services related to the offer and sale of securities. The maximum number of options issuable pursuant to the 2007 Plan were consolidated on a 4:1 basis on June 23, 2009 so that only 500,000 options were issuable subsequent to that date and thereafter were split on a 1.1:1 basis on September 15, 2015 so that the maximum number of options issuable was 550,000. Any material changes to the 2007 Plan require shareholder approval. On March 23, 2020, the 300,000 options that remained under the 2007 Plan were cancelled and accordingly, the 2007 Plan was terminated.

2010 Equity Compensation Plan (the “2010 Plan”)

The 2010 Plan was approved by the Company’s shareholders on February 26, 2010 and provided for the issuance of up to 1,800,000 options exercisable into 1,800,000 common shares. The options issued under the 2010 Plan had an exercise price equal to not less than the greater of the closing market price of the Company’s common shares on: (i) the trading day prior to the date of grant; or (ii) the date of grant. Eligible participants of the 2010 Plan include employees, directors, officers and consultants of the Company. The maximum number of options issuable pursuant to the 2010 Plan were split on a 1.1:1 basis on September 15, 2015 so that the maximum number of options issuable was 1,980,000. Any material changes to the 2010 Plan require shareholder approval. On March 23, 2020, 1,250,000 options were cancelled and on April 10, 2020 an additional 75,000 options were cancelled leaving no options issued under the 2010 Plan and accordingly, the 2010 Plan was terminated.

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2014 Equity Compensation Plan (the “2014 Plan”)

The 2014 Plan was approved by the Company’s shareholders on June 11, 2014 and provided for the issuance of up to 3,500,000 options exercisable into 3,500,000 common shares. The options issued under the 2014 Plan had an exercise price equal to not less than the greater of the closing market price of the Company’s common shares on: (i) the trading day prior to the date of grant; or (ii) the date of grant. Eligible participants of the 2014 Plan include employees, directors, officers, management company employees and consultants of the Company and its affiliates. The maximum number of options issuable pursuant to the 2014 Plan were split on a 1.1:1 basis on September 15, 2015 so that the maximum number of options issuable was 3,850,000. Any material changes to the 2014 Plan require shareholder approval. On March 23, 2020, 670,000 options were cancelled and on April 10, 2020 an additional 300,000 options were cancelled leaving 410,000 options issued under the 2014 Plan. Once these options are cancelled, exercised or expired, no further options will be granted under the 2014 Plan and the 2014 Plan will be terminated.

Lexaria Bioscience Corp. Equity Incentive Plan (the “Lexaria Plan”)

On May 1, 2019, the Board of Directors approved the Lexaria Plan which was subsequently approved by the Lexaria shareholders on June 20, 2019 at the Company’s annual and special meeting. The Lexaria Plan permits grants of incentive stock options, nonstatutory stock options, restricted stock, restricted stock units, and stock appreciation rights (collectively the “incentive securities”) to purchase a maximum of 7,838,713 common shares of authorized but unissued or reacquired common stock based on 10% of Lexaria’s issued share capital as at the Record Date and subject to adjustment for stock splits or consolidations. The purchase price per share deliverable upon the exercise of an incentive security granted under the Lexaria Plan shall be determined by the Board of Directors at the time of grant of such incentive security but, pursuant to Canadian Securities Exchange policies, cannot be lower than the greater of the closing market prices of Lexaria’s shares on (a) the trading day prior to the date of the option grant; and (b) the date of the option grant . Further incentive securities issued to persons who own ten percent (10%) of the voting power of all classes of stock of the Company or any of its subsidiaries, shall bear an exercise price of no less than one hundred ten percent (110%) of the fair market value of the Company’s shares on the date of grant. Options granted under the Lexaria Plan shall expire on such date as determined by the Board of Directors and set forth in the applicable award agreement, provided, that such date shall not be later than (10) ten years after the date on which the incentive security is granted and, in the case of optionees who hold more than own ten percent (10%) of the voting power of all classes of stock of the Company or any of its subsidiaries, such date shall not be more than five (5) years from the date on which the incentive security is granted.

Eligible participants to the Lexaria Plan shall include directors, officers, employees and consultants of Lexaria and of Lexaria’s affiliates. Vesting provisions may be placed on option issuances at the discretion of the Board of Directors, taking into consideration the length of service of the optionee and the number of options granted. Options shall terminate on the earlier of: (i) the expiry date; (ii) one year after disability or death of the optionee; or (iii) 30 days after termination of the optionee’s services to Lexaria or an affiliate of Lexaria.

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Outstanding Equity Awards at Fiscal Year-End

The following table sets forth for each named executive officer certain information concerning the outstanding equity awards as of August 31, 2019:

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
	OPTION AWARDS						STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (#)
Christopher Bunka	700,000		-	-	$1.53	2023/05/31	-	-	-	-

John Docherty	550,000	(1)	-	-	$0.10	2020/03/26	-	-	-	-
	300,000		-	-	$0.11	2021/04/15	-	-	-	-
	400,000		-	-	$1.53	2023/05/31	-	-	-	-

Allan Spissinger	150,000		-	-	$0.37	2022/06/01	-	-	-	-
	200,000		-	-	$0.83	2022/12/01	-	-	-	-
	300,000		-	-	$1.53	2023/05/31	-	-	-	-

(1) These options were cancelled subsequent to the fiscal year end and prior to the expiry date.

Option Exercises

During our fiscal year ended August 31, 2019, on February 15, 2019, Allan Spissinger, Lexaria’s Chief Financial Officer, exercised options for the issuance of 50,000 common shares at an exercise price of $0.37 per share.

Compensation of Directors

The following compensation was provided to the Directors of Lexaria who are not also named executive officers during the fiscal year ended August 31, 2019:

Name	Fees earned or paid in cash ($)	Stock Awards ($)	Option Awards ($)(1)	Non- Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation($)	Total ($)
Nicholas Baxter	14,888	-	112,718	-	-	-
William (Ted) McKechnie	14,932		112,718	-	-	-
Brian Quigley	1,250	-	59,612	-	-	-

(1) The fair value of the option award was estimated using the Black-Scholes pricing model with the following assumptions: expected volatility of 130.46%, risk–free interest rate of 2.68%, expected life of 5 years, and dividend yield of 0.0%.

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Each independent Director has entered into a Board of Director Services Agreement with the Company whereby they were issued 100,000 stock options and are paid CDN$30,000 annually (paid in quarterly installments) as compensation for their services. There are no arrangements or plans in which we provide pension, retirement or similar benefits for our independent Directors, except that they may receive additional stock options at the discretion of our Board of Directors.

Securities Authorized for Issuance under Equity Compensation Plans

We have no long-term incentive plans other than the stock option plans described below.

Stock Option Plans

Equity Compensation Plan Information

The following table sets forth certain information concerning all equity compensation plans previously approved by shareholders and all previous equity compensation plans not previously approved by shareholders, as of the most recently completed fiscal year ended August 31, 2019.

EQUITY COMPENSATION PLAN INFORMATION
Plan category	# of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	# of securities available for issuance under equity compensation plans (excluding securities in column (a))
Equity compensation plans not approved by shareholders	Nil	Nil	Nil
Equity compensation plans approved by shareholders:
2007 Equity compensation plan	300,000	$1.53	112,500
2010 Equity compensation plan	1,325,000	$1.53	187,500
2014 Stock Option plan	1,990,000	$0.36	117,500
Equity Incentive Plan	1,388,000	$0.92	6,450,713
Total	5,003,000	$0.89	6,868,213

Purchases of Equity Securities by the Issuer and Affiliated Purchasers

We did not purchase any of our common shares or other securities during our fiscal year ended August 31, 2019.

Transactions with Related Persons and Related Person Transaction Policy

No Director, executive officer, shareholder holding at least 5% of shares of our common stock, or any family member thereof, had any material interest, direct or indirect, in any transaction, or proposed transaction since the beginning of the year ended August 31, 2019, in which the amount involved in the transaction exceeded or exceeds the lesser of $120,000 or one percent of the average of our total assets at the year-end for the last two completed fiscal years.

Under our Code of Ethics, our senior financial officers are required to act with honesty and integrity, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships. In addition, our recently amended Audit Committee Charter provides that the Audit Committee will be responsible for the review of any related-party transactions.

Employment Agreements

For information regarding compensation for our executive officers and Directors, see “Summary Compensation” beginning on page 14.

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Fees Paid to Our Independent Registered Public Accounting Firm

Audit Fees

Davidson & Company LLP has acted as our independent registered public accounting firm since 2016 and will be submitted to the shareholders for ratification as to its continued appointment under Proposal 2 located at page 20. The aggregate fees billed for the most recently completed fiscal years ended August 31, 2019 and August 31, 2018 for professional services rendered by the principal accountant and to others for the provision of specialized advice for the audit of our annual financial statements and review of the financial statements included in our quarterly reports on Form 10-Q and services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements for these fiscal periods were as follows:

	Year Ended
	August 31, 2019	August 31, 2018
Audit Fees	$61,787	$39,972
Audit Related Fees	-	-
Tax Fees	-	-
All Other Fees	-	-
Total	$61,787	$39,972

Audit fees consist of fees billed for professional services rendered for the audits of our financial statements, reviews of our interim financial statements included in quarterly reports, services performed in connection with filings with the Securities and Exchange Commission and related comfort letters and other services that are normally provided by Davidson & Company LLP for the fiscal years ended August 31, 2019 and August 31, 2018 in connection with statutory and regulatory filings or engagements.

Audit related Fees

Audit related fees consist of fees billed for assurance and related services by Lexaria’s principal accountants for the fiscal years ended August 31, 2019 and August 31, 2018 in connection with statutory and regulatory filings or engagements. Lexaria did not pay any audit related fees for the 2019 and 2018 fiscal years.

Tax Fees

Tax fees consist of fees billed for professional services for tax compliance, tax advice and tax planning. These services include assistance regarding federal, state and local tax compliance and consultation in connection with various transactions and acquisitions. For the fiscal years ended August 31, 2019 and August 31, 2018, we did not engage an accountant for non-audit professional services or preparation of corporate tax returns.

All Other Fees

We do not use Davidson & Company LLP for financial information system design and implementation. These services, which include designing or implementing a system that aggregates source data underlying the financial statements or generates information that is significant to our financial statements, are provided internally or by other service providers. We do not engage Davidson & Company LLP to provide compliance outsourcing services.

Effective May 6, 2003, the Securities and Exchange Commission adopted rules that require that before our independent auditors are engaged by us to render any auditing or permitted non-audit related service, the engagement be:

•	approved by our audit committee; or

•	entered into pursuant to pre-approval policies and procedures established by the Board of Directors, provided the policies and procedures are detailed as to the particular service, the Board of Directors is informed of each service, and such policies and procedures do not include delegation of the Board of Directors’ responsibilities to management.

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Our Board of Directors pre-approves all services provided by our independent auditors. All of the above services and fees were reviewed and approved by the Board of Directors either before or after the respective services were rendered.

Our Board of Directors has considered the nature and amount of fees billed by our independent auditors and believes that the provision of services for activities unrelated to the audit is compatible with maintaining our independent auditors’ independence.

PROPOSALS FOR SHAREHOLDER VOTE

Proposal 1

Election of Directors

Our Board of Directors has nominated the persons previously named under Director Nominees as candidates for Directors at the Meeting. These nominees are all of our current Directors and information regarding their expertise is provided under the Director Nominees section. Unless otherwise directed, the proxy holders will vote the proxies received by them for the election of: Christopher Bunka, John Docherty, Ted McKechnie, Nicholas Baxter and Brian Quigley.

Each Director who is elected will hold office until the next Meeting of Shareholders and until his successor is elected and qualified. Any Director may resign his office at any time and may be removed at any time by the majority of vote of the shareholders given at a special meeting of our shareholders called for that purpose.

Our Board of Directors recommends that you vote FOR the nominees.

Proposal 2

Ratification of the Continued Appointment of the Independent Registered Public Accounting Firm

Our Board of Directors is asking our shareholders to ratify the continued appointment of Davidson & Company LLP, as our independent registered public accounting firm for the fiscal year ending August 31, 2020 at a remuneration to be fixed by the Board.

Shareholder ratification of the continued appointment of Davidson & Company LLP is not required under the Nevada corporate law, our bylaws or otherwise. However, our Board of Directors is submitting the continued appointment of Davidson & Company LLP as our independent registered public accounting firm to our shareholders for ratification as a matter of corporate practice. If our shareholders fail to ratify the continued appointment, our Board of Directors will reconsider whether or not to retain the firm. Even if the appointment is ratified, our Board of Directors in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if our Board of Directors determines that such a change would be in the best interest of our Company and our shareholders.

Representatives of Davidson & Company LLP are not expected to be present at the Meeting. However, we will provide contact information for Davidson & Company LLP to any shareholders who would like to contact the firm with questions and the firm will be expected to respond to any appropriate questions; however if representatives from Davidson & Company LLP are present at the Meeting, they will have an opportunity to make a statement if they desire to do so.

Unless otherwise directed, the proxy holders will vote the proxies received by them for the ratification of the continued appointment of Davidson & Company LLP as our independent registered public accounting firm for the fiscal year ending August 31, 2020.

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At the Meeting the shareholders will be asked to approve the following resolution by a simple majority:

“RESOLVED THAT the continued appointment of Davidson & Company LLP as our independent registered public accounting firm is ratified, approved and confirmed and that the remuneration be fixed by the Board.”

Our Board of Directors recommends that you vote FOR the ratification of the continued appointment of Davidson & Company LLP as our independent registered public accounting firm as our auditors for the fiscal year ending August 31, 2020 at a remuneration to be fixed by the Board.

Proposal 3

Approval of a Reverse Stock Split to be Effected at the Determination of the Directors

General

On January 9, 2020, the CEO of Lexaria discussed the strategic outlook for the Company. In that outlook it was noted that many capital and strategic opportunities were unavailable to the Company as a result of not being listed on a US national stock exchange. As part of Lexaria’s 2020 business strategy, the Company anticipates obtaining a listing on a Senior Exchange. A listing on a Senior Exchange requires, among other items, an initial bid price of least $4.00 per share, subject to certain exceptions and, following initial listing, maintenance of a continued price of at least $1.00 per share. In order to achieve this initial bid price, the Company is seeking approval to a proposal to reduce the number of issued and outstanding shares of our common stock (“Common Stock”) via a reverse stock split (the “Reverse Stock Split”) which should increase the per share market price of our Common Stock.

Approval of the proposal would permit (but not require) our Board to effect the Reverse Stock Split at a ratio of not less than 2 current shares for 1 post reverse stock split share and not more than 30 current shares for 1 post reverse stock split share, with the exact ratio to be set at a whole number within this range as determined by our Board in its sole discretion, provided that if the Board determines to effect the Reverse Stock Split such amendment shall be filed with the Secretary of State of Nevada no later than one year after the date of our annual meeting. We believe that enabling our Board to set the ratio within the stated range will provide us with the flexibility to implement the Reverse Stock Split in a manner designed to maximize the anticipated benefits for our shareholders. In determining a ratio, if any, following the receipt of shareholder approval, our Board may consider, among other things, factors such as:

•	the initial listing requirements of the Senior Exchange;

•	the historical trading price and trading volume of our Common Stock;

•	the number of shares of our Common Stock outstanding;

•	the then-prevailing trading price and trading volume of our Common Stock and the anticipated impact of the Reverse Stock Split on the trading market for our Common Stock;

•	the anticipated impact of a particular ratio on our ability to reduce administrative and transactional costs; and

•	prevailing general market and economic conditions.

Our Board reserves the right to elect to abandon the Reverse Stock Split, including any or all proposed Reverse Stock Split ratios, if it determines, in its sole discretion, that the Reverse Stock Split is no longer in the best interests of the Company and its shareholders.

Depending on the ratio for the Reverse Stock Split as determined by our Board, no less than two (2) and no more than thirty (30) shares of existing Common Stock, as determined by our Board, will be combined into one common share. Our Board has determined that if the Reverse Stock Split is effected the Company will entitle holders to receive from the Company’s transfer agent, in lieu of any fractional share, the number of shares rounded up to the next whole number. The amendment to our Articles to effect the Reverse Stock Split, if any, will include only the ratio determined by our Board to be in the best interests of our shareholders and all of the other proposed amendments at different ratios will be abandoned.

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Background and Reasons for the Reverse Stock Split; Potential Consequences of the Reverse Stock Split

Our Board is submitting the Reverse Stock Split to our shareholders for approval with the primary intent of increasing the market price of our Common Stock to enhance our ability to meet the initial listing requirements of the Senior Exchange and to make our Common Stock more attractive to a broader range of institutional and other investors.

We believe that the Reverse Stock Split will enhance our ability to obtain an initial listing on a Senior Exchange. A Senior Exchange listing requires, among other items, an initial bid price of least $4.00 per share and following initial listing, maintenance of a continued price of at least $1.00 per share. Reducing the number of outstanding shares of our Common Stock should, absent other factors, increase the per share market price of our Common Stock, although we cannot provide any assurance that our minimum bid price would remain following the Reverse Stock Split over the minimum bid price requirement of any such Senior Exchange.

Additionally, we believe that the Reverse Stock Split is advisable because the expected increase to the market price of our Common Stock as a result of implementing the Reverse Stock Split is expected to improve the marketability and liquidity of our Common Stock and is expected to encourage interest and trading in our stock. The Reverse Stock Split could allow a broader range of institutions to invest in our stock (namely, investors that are prohibited from buying stocks whose price is below a certain threshold), potentially increasing the liquidity of our Common Stock. The Reverse Stock Split could help increase analyst and broker interest in our stock as their policies can discourage them from following or recommending companies with low stock prices. Because of the trading volatility often associated with low-priced stocks, many brokerage firms and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. Some of those policies and practices may function to make the processing of trades in low-priced stocks economically unattractive to brokers. Additionally, because brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current average price per share of our Common Stock can result in individual shareholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were substantially higher.

For the reasons discussed herein, we believe that effecting the Reverse Stock Split is in the Company’s and our shareholders’ best interests.

While reducing the number of our outstanding Common Stock through the Reverse Stock Split is intended, absent other factors, to increase the per share market price of our Common Stock, other factors, such as our financial results, market conditions and the market perception of our business may adversely affect the market price of our Common Stock. As a result, there can be no assurance that the Reverse Stock Split, if completed, will result in the intended benefits described above, that the market price of our Common Stock will increase following the Reverse Stock Split or that the market price of our Common Stock will not decrease in the future. Additionally, we cannot assure you that the market price per share of our Common Stock after a Reverse Stock Split will increase in proportion to the reduction in the number of our Common Stock outstanding before the Reverse Stock Split. Accordingly, the total market capitalization of our Common Stock after the Reverse Stock Split may be lower than the total market capitalization before the Reverse Stock Split.

Procedure for Implementing the Reverse Stock Split

The Reverse Stock Split, if approved by our shareholders, would become effective upon the filing (the “Effective Time”) of a Certificate of Amendment to our Articles with the Secretary of State of the State of Nevada. The exact timing of the filing of the Certificate of Amendment that will effect the Reverse Stock Split will be determined by our Board based on its evaluation as to when such action will be the most advantageous to the Company and our shareholders. In addition, our Board reserves the right, notwithstanding shareholder approval and without further action by the shareholders, to elect not to proceed with the Reverse Stock Split if, at any time prior to filing the Certificate of Amendment to the Company’s Articles, our Board, in its sole discretion, determines that it is no longer in our best interest and the best interests of our shareholders to proceed with the Reverse Stock Split. If a Certificate of Amendment effecting the Reverse Stock Split has not been filed with the Secretary of State of the State of Nevada by the close of business on June 23, 2021, our Board will abandon the Reverse Stock Split.

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Effect of the Reverse Stock Split on Holders of Outstanding Common stock

Depending on the ratio for the Reverse Stock Split determined by our Board, a minimum of two (2) and a maximum of thirty (30) existing Common Stock will be combined into one new common share. The table below shows, based on 89,587,090 Common Stock issued and outstanding as of the Record Date, the number of issued and outstanding Common Stock (excluding Treasury shares) that would result from the listed hypothetical reverse stock split ratios (without giving effect to the treatment of fractional shares):

Reverse Stock Split Ratio	Approximate Number of Outstanding Common stock Following the Reverse Stock Split
1-for-2	44,793,545
1-for-5	17,917,418
1-for-10	8,958,709
1-for-15	5,972,473
1-for-20	4,479,355
1-for-25	3,583,484
1-for-30	2,986,236

The actual number of shares issued after giving effect to the Reverse Stock Split, if implemented, will depend on the Reverse Stock Split ratio that is ultimately determined by our Board.

The Reverse Stock Split will affect all holders of our Common Stock uniformly and will not affect any shareholder’s percentage ownership interest in the Company, other than with respect to the treatment of fractional shares where record holders of Common Stock otherwise entitled to a fractional share as a result of the Reverse Stock Split will be rounded up to the next whole number. In addition, the Reverse Stock Split will not affect any shareholder’s proportionate voting power (subject to the treatment of fractional shares).

The implementation of the Reverse Stock Split will result in an increased number of available authorized shares of Common Stock. The resulting increase in such availability in the authorized number of shares of Common Stock could have a number of effects on the Company's shareholders depending upon the exact nature and circumstances of any actual issuances of authorized but unissued shares. The increase in available authorized shares for issuance could have an anti-takeover effect, in that additional shares could be issued (within the limits imposed by applicable law) in one or more transactions that could make a change in control or takeover of the Company more difficult. For example, additional Common Stock could be issued by the Company so as to dilute the stock ownership or voting rights of persons seeking to obtain control of the Company, even if the persons seeking to obtain control of the Company offer an above-market premium that is favored by a majority of the independent shareholders. Similarly, the issuance of additional Common Stock to certain persons allied with the Company's management could have the effect of making it more difficult to remove the Company's current management by diluting the stock ownership or voting rights of persons seeking to cause such removal. The Company does not have any other provisions in its Articles, bylaws, employment agreements, credit agreements or any other documents that have material anti-takeover consequences. Additionally, the Company has no plans or proposals to adopt other provisions or enter into other arrangements that may have material anti-takeover consequences. The Board is not aware of any attempt, or contemplated attempt, to acquire control of the Company, and this proposal is not being presented with the intent that it be utilized as a type of anti-takeover device.

Additionally, because holders of Common Stock have no preemptive rights to purchase or subscribe for any unissued stock of the Company, the issuance of additional shares of authorized Common Stock that will become newly available as a result of the implementation of the Reverse Stock Split will reduce the current shareholders' percentage ownership interest in the total outstanding shares of Common Stock.

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The Company may issue the additional shares of authorized Common Stock that will become available as a result of the Reverse Stock Split without the additional approval of its shareholders.

The Reverse Stock Split may result in some shareholders owning “odd lots” of less than 100 Common Stock. Odd lot shares may be more difficult to sell, and brokerage commissions and other costs of transactions in odd lots are generally somewhat higher than the costs of transactions in “round lots” of even multiples of 100 shares.

The Company has confirmed with the Canadian Securities Exchange (the “CSE”), that it may seek an exemption from the CSE policy that requires a Company to effect a name change concurrently with a Reverse Stock Split, should the Company proceed with a Reverse Stock Split as approved by the shareholders.

After the Effective Time, our Common Stock will have a new Committee on Uniform Securities Identification Procedures (CUSIP) number, which is a number used to identify our equity securities. Our Common Stock will continue to be quoted on the OTCQX under the symbol “LXRP” and the CSE under the symbol “LXX”, subject to any decision of our Board to list our securities on a Senior Exchange.

Effect on Common Stock Certificates

If the Reverse Stock Split is approved by the shareholders and the Board determines to effect same, the shareholders will be required to exchange their Common Stock certificates representing the pre-reverse split common shares for new certificates representing the post-reverse split common shares (“New Common Stock”). Accordingly, the Company will issue a news release announcing the Reverse Stock Split confirming the ratio at which the Common Stock will be exchanged and the effective date of the Reverse Stock Split. The Company shall also send a Letter of Transmittal to its shareholders containing instructions on how to surrender the stock certificates. Upon receipt of the completed Letter of Transmittal and the applicable stock certificate(s), Computershare shall issue the shareholder a new stock certificate representing the shares of New Common Stock based on the Reverse Stock Split ratio, plus one additional whole share of New Common Stock in lieu of any fractional share.

If you hold some or all of your shares electronically in book-entry form with our transfer agent you will not need to take action (the exchange will be automatic) to receive whole shares of New Common Stock, subject to adjustment for treatment of fractional shares.

If you hold your shares in “street name” — that is, through an account at a brokerage firm, bank, dealer, or other similar organization – such institution may have a different procedure for processing the Reverse Stock Split than that put in place by the Company for its registered shareholders. Accordingly, if your shares are held in street name, you are encouraged to contact your nominee with any questions regarding how to process the Reverse Stock Split.

If the Reverse Stock Split is effected, shareholders will have six (6) years to deliver their Letter of Transmittal and their stock certificate(s) to Computershare in exchange for stock certificates representing shares of New Common Stock, failing which the shareholder will lose his rights to receive shares of New Common Stock.

SHAREHOLDERS ARE ADVISED NOT TO MAIL IN THE CERTIFICATES REPRESENTING THEIR COMMON STOCK UNTIL THEY RECEIVE A LETTER OF TRANSMITTAL AND CONFIRMATION FROM THE COMPANY BY WAY OF A NEWS RELEASE THAT THE BOARD HAS DECIDED TO IMPLEMENT THE REVERSE STOCK SPLIT.

Effect of the Reverse Stock Split on any Options, Restricted Stock Awards and Units, Warrants, and Convertible or Exchangeable Securities

Based upon the Reverse Stock Split ratio determined by the Board, proportionate adjustments are generally required to be made to the per share exercise price and the number of shares issuable upon the exercise or conversion of all outstanding options, warrants, convertible or exchangeable securities (including investment rights) entitling the holders to purchase, exchange for, or convert into, Common Stock. This would result in approximately the same aggregate price being required to be paid under such options, warrants, convertible or exchangeable securities upon exercise, and approximately the same value of Common Stock being delivered upon such exercise, exchange or conversion, immediately following the Reverse Stock Split as was the case immediately preceding the Reverse Stock Split. The number of shares deliverable upon settlement or vesting of restricted stock awards, if any, will be similarly adjusted, subject to our treatment of fractional shares. The number of shares reserved for issuance pursuant to these securities will be proportionately based upon the Reverse Stock Split ratio determined by the Board, subject to our treatment of fractional shares.

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Accounting Matters

The proposed amendment to the Company’s Articles will not affect the par value of our Common Stock, which will remain $0.001 par value per share. As a result, as of the Effective Time, the total of the stated capital attributable to Common Stock and the additional paid-in capital account on our balance sheet will not change due to the Reverse Stock Split. Reported per share net income or loss will be higher because there will be fewer Common Stock outstanding.

No Going Private Transaction

Notwithstanding the decrease in the number of our issued and outstanding Common Stock following the implementation of the Reverse Stock Split, the Board does not intend for this transaction to be the first step in a “going private transaction” within the meaning of Rule 13e-3 of the Securities Exchange Act of 1934, and the implementation of the proposed Reverse Stock Split will not cause the Company to go private.

No Appraisal Rights

Under the Nevada Revised Statutes, our shareholders are not entitled to appraisal rights with respect to the Reverse Stock Split, and we will not independently provide our shareholders with any such rights.

Further to the above, the shareholders will be asked to approve the following resolution by way of a simple majority:

“RESOLVED THAT, should the Company seek a Senior Exchange listing, the Board of Directors of Lexaria Bioscience Corp. (the “Board”) is hereby authorized and approved to file a Certificate of Amendment by way of Amended and Restated Articles of Incorporation, to effect a reverse stock split of our common stock by a ratio of not less than 2 current shares for 1 post reverse stock split share and not more than 30 current shares for 1 post reverse stock split share (the “Reverse Stock Split”) at any time prior to the one year anniversary of the date of this annual meeting, with the Board having the discretion as to whether or not the Reverse Stock Split is to be effected, and with the exact ratio of any Reverse Stock Split to be set at a whole number within the above range as determined by the Board in its discretion.”

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF THE PROPOSED REVERSE STOCK SPLIT RATIOS NOTED IN PROPOSAL 3.

Proposal 4

Approval of an Amendment to our Bylaws to Increase the Quorum Requirement

for Meetings of Shareholders

The Board is recommending that the Company’s shareholders approve an amendment (the “Bylaw Amendment”) to the Company’s Amended and Restated Bylaws (the “Bylaws”) to increase the quorum requirement for meetings of the Company’s shareholders, as described below.

The Amendment

The Board is proposing to amend Section 4 of the Company’s Bylaws to read as follows:

SECTION 4

Quorum; Adjourned Meetings. Shareholders holding at least thirty three and one third percent (33 1/3%) of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the Shareholders for the transaction of business except as otherwise provided by statute or by the Articles of Incorporation. If, however, such quorum shall not be present or represented at any meeting of the Shareholders, the Shareholders entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.

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Background and Reasons for the Bylaw Amendment

The Company intends to apply for listing on a Senior Exchange, when and as determined by the Company’s Board and must therefore comply with its corporate governance requirements. The Company’s Bylaws currently provide, in part, that a quorum for any shareholder meeting shall be at least 10% of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy at the meeting. NASDAQ Listing Rule 5620(c), however, defines a quorum as no less than 33 1/3 % of the outstanding shares of a company’s common voting stock. Accordingly, to comply with NASDAQ Listing Rule 5620(c), the Company must amend its Bylaws to increase its quorum requirement for meetings of shareholders.

In addition, the Board believes that the Bylaw Amendment enhances the Company’s corporate governance standards by setting a quorum level that it believes is appropriate for ensuring a broad range of shareholder representation without unduly burdening the Company’s ability to achieve a quorum for purposes of conducting business at meetings of its shareholders. In addition, the Board also believes that adopting the Bylaw Amendment will benefit shareholders by also permitting the Company to meet a Senior Exchange’s listing requirements with respect to its quorum requirement.

No Appraisal Rights

Under the Nevada Revised Statutes, our shareholders are not entitled to appraisal rights with respect to the Bylaw Amendment, and we will not independently provide our shareholders with any such rights.

Accordingly, the shareholders will be asked to pass the following resolution by way of a simple majority:

“RESOLVED THAT, should the Company seek a Senior Exchange listing, the Directors of the Company are authorized and approved to amend the Bylaws of the Company, to increase the current quorum percentage for holding a meeting of shareholders from 10% of the issued and outstanding voting common stock of the Company to 33 1/3% of the issued and outstanding voting common stock of the Company.”

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 4.

Proposal 5

Ratification and Approval of Acts of the Directors

Since the date of the last meeting of shareholders, the board of directors have effected transactions, entered into contracts and have completed other lawful acts by and on behalf of the Company. The shareholders will be asked to approve the following resolution by way of a simple majority:

“RESOLVED THAT the lawful acts of the directors made by and on behalf of the Company and effected since the date of the last shareholders’ meeting are hereby ratified and approved.”

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 5.

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INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

No Director, executive officer, or nominee for election as a Director of the Company and no associate of any of the foregoing persons has any substantial interest, direct or indirect, by security holding or otherwise, in any matter to be acted upon at the Meeting.

“HOUSEHOLDING” OF PROXY MATERIALS

The Securities and Exchange Commission permits companies and intermediaries such as brokers to satisfy the delivery requirements for proxy statements and Annual Reports with respect to two or more shareholders sharing the same address by delivering a single Proxy Statement or Annual Report, as applicable, addressed to those shareholders. This process, which is commonly referred to as “householding”, potentially provides extra conveniences for shareholders and cost savings for companies.

Although we do not intend to household for our shareholders of record, some brokers household our proxy materials and Annual Reports, delivering a single copy of the Proxy Statement or Annual Report to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker that it will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate copy of the Proxy Statement or Annual Report, or if you are receiving multiple copies of either document and wish to receive only one, please notify your broker. Shareholders who currently receive multiple copies of the Proxy Statement at their address from their brokers and would like to request “householding” of their communications should contact their brokers.

SHAREHOLDER PROPOSALS

Shareholders may submit proposals or director nominations for inclusion by the Company in next year’s proxy statement. For your proposal or director nomination to be considered for inclusion in our proxy statement for next year’s annual meeting, your written proposal must be received by our corporate secretary at our principal executive office no later than 120 days before the anniversary of the release date of this Proxy Statement, unless the date of next year’s annual meeting is changed by more than 30 days from the date of this year’s Meeting. After such date, any shareholder proposal will be considered untimely.

If we change the date of next year’s annual meeting by more than thirty (30) days from the date of this year’s Meeting, then the deadline is a reasonable time before we begin to print and distribute our proxy materials. You should also be aware that your proposal must comply with SEC regulations regarding inclusion of shareholder proposals in company-sponsored proxy materials, and with any provision in our bylaws regarding the same.

Lexaria Bioscience Corp. expects to hold its next annual meeting of shareholders in June 2021. Proposals from shareholders intended to be present at the next annual meeting of shareholders should be addressed to Lexaria Bioscience Corp., 100 – 740 McCurdy Road, Kelowna, British Columbia, V1X 2P7, Canada, Attention: Corporate Secretary. We must receive the proposals by Tuesday, January 26, 2021. Upon receipt of any such proposal, we shall determine whether or not to include any such proposal in the Proxy Statement and proxy in accordance with applicable law. It is suggested that shareholders forward such proposals by Certified Mail-Return Receipt Requested. After Tuesday, January 26, 2021, any shareholder proposal will be considered to be untimely.

As to any proposal that a shareholder intends to present to shareholders other than by inclusion in our proxy statement for our 2021 annual meeting of shareholders, the proxies named in our proxy for that meeting will be entitled to exercise their discretionary voting authority on that proposal unless we receive notice of the matter to be proposed not later than Monday, April 27, 2021. Even if proper notice is received on or prior to that date, the proxies named in our proxy for that meeting may nevertheless exercise their discretionary authority with respect to such matter by advising shareholders of that proposal and how they intend to exercise their discretion to vote on such matter, unless the shareholder making the proposal solicits proxies with respect to the proposal to the extent required by Rule 14a-4(c)(2) under the Securities Exchange Act of 1934.

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With respect to business to be brought before the Meeting, we have received no notices from our shareholders that we were required to include in this proxy statement.

WHERE YOU CAN FIND MORE INFORMATION

We file annual and other reports, proxy statements and other information with the United States Securities and Exchange Commission. The documents filed with the Securities and Exchange Commission are available to the public from the United States Securities and Exchange Commission’s website at www.sec.gov. Additional information regarding our Company and our business activities is available on the SEDAR website located at www.sedar.com and at our Company’s website located at http://www.lexariabioscience.com. Our Company’s financial information is provided in our Company’s audited financial statements and related management discussion and analysis for its most recently completed financial year end may be viewed on the SEDAR website.

OTHER MATTERS

Our Board of Directors does not intend to bring any other business before the Meeting and, so far as is known to our Board of Directors, no matters are to be brought before the Meeting except as specified in the Notice of Meeting. If any other matters are properly brought before the Meeting, it is the intention of the persons named on the proxy to vote the shares represented by the proxy on such matters in accordance with their judgment.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Christopher Bunka

Christopher Bunka

Chairman of the Board

May 13, 2020

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Schedule “A”

THE AUDIT COMMITTEE'S CHARTER

As adopted by the Board of Directors and most recently amended May 1, 2019

The primary function of the audit committee (the "Committee") is to assist the Company’s Board of Directors in fulfilling its financial oversight responsibilities by reviewing the financial reports and other financial information provided by the Company to regulatory authorities and shareholders, the Company’s systems of internal controls regarding finance and accounting and the Company’s auditing, accounting and financial reporting processes. Consistent with this function, the Committee will encourage continuous improvement of, and should foster adherence to, the Company’s policies, procedures and practices at all levels. The Committee’s primary duties and responsibilities are to:

•	serve as an independent and objective party to monitor the Company’s financial reporting and internal control system and review the Company’s financial statements;

•	review and appraise the performance of the Company’s external auditors; and

•	provide an open avenue of communication among the Company’s auditors, financial and senior management and the Board of Directors.

Composition

The Committee shall be comprised of a minimum three Directors as determined by the Board of Directors of which:

•	a majority of whom are independent of the management of the Company and are free of any relationship that, in the opinion of the Board of Directors, would interfere with their exercise of independent judgment as a committee member;

•	a majority of whom satisfy the independence standards defined in Rule 10A-3 under the Securities Exchange Act of 1934, as amended;

•	each of whom is able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement; and

•	each of whom must not have participated in the preparation of the financial statements of the Company or any current subsidiary of the Company at any time during the past three (3) years.

The members of the Committee shall be elected by the Board of Directors at its first meeting following the annual shareholders’ meeting. Unless a Chair is elected by the full Board of Directors, the members of the Committee may designate a Chair by a majority vote of the full Committee membership.

Meetings

The Committee shall meet a least twice annually, or more frequently as circumstances dictate. As part of its job to foster open communication, the Committee will meet at least annually with the Chief Financial Officer and the external auditors in separate sessions.

Responsibilities and Duties

To fulfill its responsibilities and duties, the Committee shall:

DOCUMENTS/REPORTS REVIEW

•	review and update this Audit Committee Charter annually; and

•	review the Company's financial statements, MD&A and any annual and interim earnings press releases before the Company publicly discloses this information and any reports or other financial information (including quarterly financial statements), which are submitted to any governmental body, or to the public, including any certification, report, opinion, or review rendered by the external auditors.

EXTERNAL AUDITORS

•	review annually, the performance of the external auditors who shall be ultimately accountable to the Company’s Board of Directors and the Committee as representatives of the shareholders of the Company;

•	obtain annually, a formal written statement of external auditors setting forth all relationships between the external auditors and the Company, consistent with Independence Standards Board Standard 1;

•	review and discuss with the external auditors any disclosed relationships or services that may impact the objectivity and independence of the external auditors;

•	take, or recommend that the Company’s full Board of Directors take appropriate action to oversee the independence of the external auditors, including the resolution of disagreements between management and the external auditor regarding financial reporting;

•	recommend to the Company’s Board of Directors the selection and, where applicable, the replacement of the external auditors nominated annually for shareholder approval;

•	recommend to the Company’s Board of Directors the compensation to be paid to the external auditors;

•	at each meeting, consult with the external auditors, without the presence of management, about the quality of the Company’s accounting principles, internal controls and the completeness and accuracy of the Company's financial statements;

•	review and approve the Company's hiring policies regarding partners, employees and former partners and employees of the present and former external auditors of the Company;

•	review with management and the external auditors the audit plan for the year-end financial statements and intended template for such statements; and

•	review and pre-approve all audit and audit-related services and the fees and other compensation related thereto, and any non-audit services, provided by the Company’s external auditors. The pre-approval requirement is waived with respect to the provision of non-audit services if:

o	the aggregate amount of all such non-audit services provided to the Company constitutes not more than five percent of the total amount of revenues paid by the Company to its external auditors during the fiscal year in which the non-audit services are provided,

o	such services were not recognized by the Company at the time of the engagement to be non-audit services, and

o	such services are promptly brought to the attention of the Committee by the Company and approved prior to the completion of the audit by the Committee or by one or more members of the Committee who are members of the Board of Directors to whom authority to grant such approvals has been delegated by the Committee.

Provided the pre-approval of the non-audit services is presented to the Committee's first scheduled meeting following such approval such authority may be delegated by the Committee to one or more independent members of the Committee.

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FINANCIAL REPORTING PROCESSES

•	in consultation with the external auditors, review with management the integrity of the Company's financial reporting process, both internal and external;

•	consider the external auditors’ judgments about the quality and appropriateness of the Company’s accounting principles as applied in its financial reporting;

•	consider and approve, if appropriate, changes to the Company’s auditing and accounting principles and practices as suggested by the external auditors and management;

•	review significant judgments made by management in the preparation of the financial statements and the view of the external auditors as to appropriateness of such judgments;

•	following completion of the annual audit, review separately with management and the external auditors any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information;

•	review any significant disagreement among management and the external auditors in connection with the preparation of the financial statements;

•	review with the external auditors and management the extent to which changes and improvements in financial or accounting practices have been implemented;

•	review any complaints or concerns about any questionable accounting, internal accounting controls or auditing matters;

•	review certification process;

•	establish a procedure for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters; and

•	establish a procedure for the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

OTHER

•	review any related-party transactions;

•	engage independent counsel and other advisors as it determines necessary to carry out its duties; and

•	to set and pay compensation for any independent counsel and other advisors employed by the Committee.

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